OnDeck Announces New $200 Million Revolving Credit Facility with Credit Suisse
NEW YORK, Dec. 9, 2016 /PRNewswire/ -- OnDeck® (NYSE:ONDK), the leader in online lending for small business, announced today the closing of a $200 million asset-backed revolving debt facility with Credit Suisse.
In addition to its other funding sources, OnDeck may now obtain funding under the new credit facility with Credit Suisse, subject to customary borrowing conditions, by accessing $125 million of committed capacity and an additional $75 million of capacity available at the discretion of the lenders.
"OnDeck has emerged as a leading provider of growth capital to small businesses around the country," said Jon-Claude Zucconi, Managing Director, Credit Suisse. "The team's innovative vision and commitment to financing is vital to expansion and growth in the small business community."
Under the facility, loans will be made to Prime OnDeck Receivable Trust II, LLC, or PORT II, a wholly-owned subsidiary of OnDeck, to finance PORT II's purchase of small business loans from OnDeck. The revolving pool of small business loans purchased by PORT II serves as collateral under the facility. OnDeck is acting as the servicer for such small business loans. The Class A Loans under the facility were rated by DBRS, Inc.
OnDeck intends to initially use a portion of this facility, together with other available funds, to optionally prepay in full without penalty or premium, the existing $100 million Prime OnDeck Receivable Trust, LLC facility which was scheduled to expire in June 2017.  As a result, OnDeck will benefit from obtaining additional funding capacity through December 2018.
"This transaction marks a continuation of our financing strategy to diversify funding sources, extend debt maturities, and create additional funding capacity to pave the way for future loan growth,” said Howard Katzenberg, Chief Financial Officer, OnDeck. "We are pleased to have Credit Suisse, a leading global financial institution, support OnDeck in our mission to power the growth of small business through lending technology and innovation."
About OnDeck
OnDeck (NYSE: ONDK) is the leader in online small business lending. Since 2007, the company has powered Main Street's growth through advanced lending technology and a constant dedication to customer service. OnDeck's proprietary credit scoring system - the OnDeck Score® - leverages advanced analytics, enabling OnDeck to make real-time lending decisions and deliver capital to small businesses in as little as 24 hours. OnDeck offers business owners a complete financing solution, including the online lending industry's widest range of term loans and lines of credit. To date, the company has deployed over $5 billion to more than 60,000 customers in 700 different industries across the United States, Canada, and Australia. OnDeck has an A+ rating with the Better Business Bureau and operates the educational small business financing website BusinessLoans.com.
For more information, please visit www.ondeck.com.
About Credit Ratings
Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of OnDeck. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.
Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements include statements about the intended use of proceeds from the new facility and expected optional repayment in full of the existing facility, the extension of debt maturities and the availability of additional funding capacity, all of which are dependent upon  compliance with the borrowing and other conditions of the new facility, as well as information concerning OnDeck's business plans and objectives and  financing plans including future loan growth. Forward-looking statements can also be identified by words such as "will," "enables," "expects", "may," "allows," "continues," "believes," "intends," "anticipates," "estimates" or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on OnDeck's current beliefs, expectations and assumptions regarding the future of its business, anticipated events and trends, the economy and other future conditions. Moreover, OnDeck does not assume responsibility for the accuracy and completeness of forward-looking statements. As such, they are subject to inherent uncertainties, changes in circumstances, known and unknown risks and other factors that are difficult to predict and in many cases outside OnDeck's control.
As a result, you should not rely on any forward-looking statements. OnDeck's expected results may not be achieved, and actual results may differ materially from OnDeck's expectations. Important factors that could cause actual results to differ from OnDeck's forward-looking statements are the risks that OnDeck may not be able to manage its anticipated or actual growth effectively, that its credit models do not adequately identify potential risks, and other risks, including those under the heading "Risk Factors" in OnDeck's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and in other documents that OnDeck files with the Securities and Exchange Commission, or SEC, from time to time which are available on the SEC website at www.sec.gov. OnDeck undertakes no obligation to publicly update any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in OnDeck's expectations, except as required by law.
Investor Contact:
Kathryn Harmon Miller
646.558.7860
kmiller@ondeck.com

Media Contact:
Jim Larkin
646.553.2498
jlarkin@ondeck.com

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